UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2008 (January 11, 2008)

Atlantic Wine Agencies, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-63432	65-1102237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Mount Rosier Estate (Pty) Ltd.
Farm 25 A-Sir Lowry’s Pass Village Somerset West, 7129 South Africa
(Address of principal executive offices) (Zip code)
011.27.218.581130
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2008, Atlantic Wine Agencies, Inc. (the “Company”), entered into an agreement with Sapphire Developments Limited (“Sapphire”) and Fairhurst Properties S.A. (“Fairhurst”) to restructure certain debt held by Sapphire (the “Debt Restructuring Agreement”).  The Debt Restructuring Agreement was executed to address a November 16, 2005 loan to the Company by Sapphire of One Million Two Hundred Fifty-Nine Thousand Eight Hundred Sixty-Three U.S. Dollars (US$1,259,863) with Five Percent (5%) interest calculated on an annualized basis pursuant a promissory note (“Promissory Note”). As of January 11, 2008, the balance due was One Million Three Hundred Eighty Eight Thousand Nine Hundred and Ninety Nine U.S. Dollars (US$1,388,999). Sapphire agreed to terminate the Promissory Note and restructure its debt in exchange for the following consideration articulated in the Debt Restructuring Agreement:

•
The Company agreed to pay Three Million Two Hundred Thousand South African Rand (R$3,200,000) to Sapphire, an amount approximately equal to Four Hundred Sixty-Eight Thousand and Ninety Two U.S. Dollars (US$468,092), in two instalments.  The first instalment of One Million Two Hundred Thousand South African Rand (R$1,200,000) was paid by the Company on January 11, 2008.  The second instalment of Two Million South African Rand (R$2,000,000) will be paid on or before January 31, 2008.

•	The Company issued 26,699,950 restricted shares of the Company’s common stock (the “Shares”) to Sapphire in exchange for relief from $533,999 of the debt underlying the Promissory Note.
•	The Company, Sapphire and Fairhurst entered into a voting agreement concurrent with the Debt Restructuring Agreement (“Voting Agreement”).
•	The Company issued a promissory note to Fairhurst for approximately $400,000 without interest to mature on January 11, 2009.
•	Each of Sapphire and Fairhurst executed mutual releases.
•	Fairhurst will ensure that Adam Mauerberger remain as the Chief Executive Officer of the Company until such time that a material merger or share exchange occurs (“Atlantic Corporate Event”).
•
19,960,000 shares of the Company’s common stock owned by Fairhurst (“Fairhurst Shares”) shall be transferred to Sapphire upon the earlier of the six-month anniversary date of the Debt Restructuring Agreement or the completion of an Atlantic Corporate Event.

        The Debt Restructuring Agreement, Escrow Agreement, Voting Agreement, and Fairhurst Properties S.A. Promissory Note are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

 Pursuant to the Debt Restructuring Agreement, the Company issued 26,699,950 restricted shares of common stock to Sapphire in exchange for relief from $533,999 of the debt underlying the Promissory Note.

         The Debt Restructuring Agreement is attached as Exhibit 10.1 and is incorporated by reference into this Item 3.02.

The Company issued the Shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC WINE AGENCIES, INC.

Date: January 14, 2008

By: /s/ Adam Mauerberger
Name:  Adam Mauerberger
Title:  President

EXHIBIT INDEX

Exhibit No.                                 Description
10.1	Debt Restructuring Agreement
10.2	Escrow Agreement
10.3	Voting Agreement
10.4	Fairhurst Properties S.A. Promissory Note